Exhibit 99.1

REDWOOD TRUST REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

MILL VALLEY, CA – Thursday, July 30, 2020 – Redwood Trust, Inc. (NYSE:RWT), a leading innovator in housing credit investing, today reported its financial results for the quarter ended June 30, 2020.
Q2'20 Key Financial Results and Metrics
•GAAP net income was $165 million, or $1.00 per diluted common share
•GAAP book value per common share was $8.15 at June 30, 2020
•Economic return on book value(1) of 31%
•Unrestricted cash balance of $529 million at June 30, 2020
•Total recourse leverage ratio(2) of 2.1x at June 30, 2020
•Declared and paid a regular quarterly cash dividend of $0.125 per common share for the second quarter

Q2'20 Business Highlights
•Book value recovered nearly one-third of unrealized losses recorded in the first quarter
•Repositioned our secured debt structure significantly; reducing total recourse debt from $4.6 billion at March 31, 2020 to $1.8 billion at June 30, 2020 and marginable debt from $3.5 billion at March 31, 2020 to $375 million at June 30, 2020
•Repurchased $125 million of convertible debt below carrying value, resulting in realized gains of $25 million
•Completed the sales of nearly all residential loans held for investment; completed the sales of nearly all of our remaining pre-COVID jumbo loan inventory including through a Sequoia securitization totaling $271 million
•Originated $234 million in business purpose loans and sold a significant portion of our pre-COVID single-family rental loans through a securitization totaling $221 million

“We are pleased with the progress we made in the second quarter. We executed our liquidity plan, strengthened our balance sheet, and materially reduced our use of marginable debt without raising dilutive outside capital. While the true impact from COVID-19 to the U.S. economy and mortgage industry is yet to be seen, we’ve taken great care to position our workforce, our balance sheet, and our business lines in what we believe is the best possible way to navigate the ongoing pandemic and emerge stronger in the marketplace. As a result of the actions taken, we entered the third quarter in a unique position, with significant capital to invest in our operating businesses and otherwise opportunistically deploy,” said Chris Abate, Chief Executive Officer of Redwood Trust.

Second Quarter 2020 Redwood Review Available Online
A further discussion of Redwood's business, financial results and taxable income is included in the second quarter 2020 Redwood Review, which is available within the “Investor Information-Redwood Review” section on the Company’s website at www.redwoodtrust.com.
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(1) Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period
(2) Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. Recourse debt excludes $7.5 billion of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $65 million of intangible assets.

REDWOOD TRUST, INC.

Financial Performance	Three Months Ended
($ in millions, except per share data)	6/30/2020	3/31/2020	6/30/2019

GAAP net income (loss)	$165	$(943)	$31
GAAP net income (loss) per diluted common share	$1.00	$(8.28)	$0.30

REIT taxable (loss) income (estimated)	$(58)	$38	$25
REIT taxable (loss) income per share (estimated)	$(0.50)	$0.33	$0.25

GAAP book value per share	$8.15	$6.32	$16.01
Dividends per common share	$0.125	$0.32	$0.30

Conference Call and Webcast
Redwood will host an earnings call today, July 30, 2020, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its second quarter 2020 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. Callers should reference call ID #13706019. A replay of the call will be available through midnight on August 13, 2020, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13706019.
The live conference call will also be webcast in listen-only mode in the Newsroom section of Redwood’s website under "Events." To listen to the webcast, please go to Redwood's website at least 15 minutes prior to the call to register and download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Monday, August 10, 2020, and also make it available on Redwood’s website.
About Redwood Trust
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in single-family residential and multifamily mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

Forward-Looking Statements:  This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to estimates of 2020 REIT taxable income and the expected timing for the filing of Redwood's Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 under the caption “Risk Factors,” and in our Current Report on Form 8-K filed on April 2, 2020. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19

Interest income	$130	$198	$193	$150	$149
Interest expense	(103)	(147)	(148)	(117)	(116)
Net interest income	27	51	45	34	32
Non-interest income (loss)
Mortgage banking activities, net	(6)	(28)	46	10	19
Investment fair value changes, net	152	(871)	1	11	3
Other income	1	2	5	4	5
Realized gains, net	26	4	6	5	3
Total non-interest income (loss), net	173	(893)	58	30	30
General and administrative expenses	(30)	(33)	(42)	(27)	(26)
Other expenses	(5)	(91)	(7)	(3)	(2)
(Provision for) benefit from income taxes	—	22	(4)	—	(2)
Net income (loss)	$165	$(943)	$49	$34	$31

Weighted average diluted shares (thousands) (2)	147,099	114,077	152,983	136,523	130,697
Diluted earnings (loss) per common share	$1.00	$(8.28)	$0.38	$0.31	$0.30
Regular dividends declared per common share	$0.125	$0.32	$0.30	$0.30	$0.30

(1)Certain totals may not foot due to rounding.
(2)In the periods presented above, excluding the first quarter of 2020, weighted average diluted shares included shares from the assumed conversion of our convertible and/or exchangeable debt in accordance with GAAP diluted EPS provisions. Actual shares outstanding at June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019 were 114,940, 114,838, 114,353, 112,102, and 97,715, respectively.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Six Months Ended June 30,
($ in millions, except share and per share data)	2020	2019

Interest income	$328	$280
Interest expense	(249)	(215)
Net interest income	79	64
Non-interest (loss) income
Mortgage banking activities, net	(34)	31
Investment fair value changes, net	(719)	23
Other income	3	9
Realized gains, net	30	14
Total non-interest (loss) income	(720)	78
General and administrative expenses	(63)	(49)
Other expenses	(96)	(3)
Benefit from (provision for) income taxes	22	(3)
Net (loss) income	$(778)	$86

Weighted average diluted shares (thousands)	114,235	128,499
Diluted (loss) earnings per common share	$(6.82)	$0.78
Regular dividends declared per common share	$0.445	$0.60

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19

Residential loans	$4,534	$6,711	$7,715	$8,682	$7,283
Business purpose residential loans	3,782	3,464	3,507	336	251
Multifamily loans	489	470	4,409	3,792	3,750
Real estate securities	316	293	1,100	1,285	1,477
Other investments	430	446	358	348	372
Cash and cash equivalents	529	378	197	395	218
Other assets	281	538	710	639	501
Total assets	$10,362	$12,301	$17,995	$15,476	$13,852

Short-term debt	$663	$2,342	$2,329	$1,981	$2,463
Other liabilities	168	318	370	411	338
Asset-backed securities issued	6,856	6,462	10,515	8,346	6,913
Long-term debt, net	1,738	2,454	2,953	2,954	2,573
Total liabilities	9,425	11,576	16,168	13,691	12,288

Stockholders' equity	937	725	1,827	1,785	1,564

Total liabilities and equity	$10,362	$12,301	$17,995	$15,476	$13,852

Shares outstanding at period end (thousands)	114,940	114,838	114,353	112,102	97,715
GAAP book value per share	$8.15	$6.32	$15.98	$15.92	$16.01

(1)Certain totals may not foot due to rounding.

CONTACTS
Lisa M. Hartman
SVP, Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com